Exhibit 10.2

AGREEMENT AND RELEASE

THIS AGREEMENT AND RELEASE (the “Agreement”) is entered into as of March 12, 2015 (the “Effective Date”), by and between AMERICAN CAPITAL, LTD., a Delaware corporation (the “Company”), and MALON WILKUS (“Executive”).

WITNESSETH:

WHEREAS, Executive was granted stock option awards under the Company’s various Employee Stock Option Plans (the “Option Awards”);

WHEREAS, Executive was granted Incentive Awards under the Amended and Restated American Capital Performance Incentive Plan (the “PIP Awards”); and

WHEREAS, it has been determined that certain of the Option Awards and PIP Awards are void under law (the “Void Awards”), as more fully described in Exhibit A.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.PIP Award and Expense Reimbursement. The parties agree that the Company has granted Executive Incentive Awards (the “Award”) under the terms of the Amended and Restated American Capital Performance Incentive Plan in the total amount of $16,731,559.5256, or 1,127,761.68 notional shares of common stock of the Company, as fully described in the two (2) Memorandum and Acceptance Agreements between the Company and Executive dated June 12, 2014 and March 12, 2015. In addition, the Company shall reimburse Executive for any reasonable expenses incurred with respect to the preparation of amended personal tax returns as a result of the Void Awards; provided, however, that in no event shall the amount of expenses eligible for reimbursement hereunder during a calendar year affect the expenses eligible for reimbursement in any other calendar year.  Such reimbursements shall be made promptly upon presentation of documentation in accordance with the Company’s policies (as applicable) with respect thereto from time to time, but in no event later than the end of the calendar year following the year such expenses were incurred.

2.Compromise Only. This Agreement is entered into for purposes of settlement and compromise only. Neither this Agreement nor anything contained herein, nor any act or thing done in connection herewith, is intended to be or may be construed or deemed to be an admission by any party hereto or by any Company employee or director, of any liability, fault, or wrongdoing whatsoever. Any liability, wrongdoing or responsibility on the part of the Company or its employees is expressly denied.

Exhibit 10.2

3.Executive Release.

a.Executive acknowledges satisfaction of and hereby releases and discharges the Company and its affiliates, and any of their past or present employees, predecessors, successors, subsidiaries, officers, directors, shareholders, agents, affiliates, investors, and attorneys (“Company Releasees”) of and from any and all claims, demands, and causes of action of whatever kind or nature whether known or unknown, suspected or unsuspected that Executive now owns or holds or has at any time heretofore owned or held, up to the date hereof, against the Company Releasees, or any of them, arising out of or relating, directly or indirectly, to the Award and/or Void Awards, whether arising in tort, contract or other law and whether arising under state, federal or other law. Notwithstanding the foregoing, the release set forth in this paragraph (the “Executive Release”) does not apply to any claims that Executive may have against the Company Releasees, or any of them, arising out of or relating, directly or indirectly, to: (A) the enforcement by Executive of any of his rights or any of the Company’s obligations under this Agreement; (B) the enforcement by Executive of any of his rights or any of the Company’s obligations under the Company’s Certificate of Incorporation, as amended from time to time, or the Company’s Bylaws, as amended, including the Company’s indemnification obligations described therein; and (C) matters that may not be released under applicable law.

b.Executive recognizes that he may have some claim, demand, or cause of action against a Company Releasee of which Executive is totally unaware and unsuspecting that Executive is giving up by execution of the Executive Release. It is the intention of Executive in executing the Executive Release that the Executive Release will deprive Executive of each such claim, demand, and cause of action and prevent Executive from asserting it against any Company Releasee.

c.Executive represents and warrants to the Company that no portion of any claim, demand, cause of action, or other matter released by Executive herein, nor any portion of any recovery or settlement to which Executive might be entitled from any Company Releasee, has been assigned or transferred to any other person or entity, either directly or by way of subrogation or operation of law. Executive hereby agrees to indemnify, defend, and hold the Company Releasees harmless from any and all loss, cost, claim, and expense (including, but not limited to, all expenses of investigation and defense of any such claim or action, including reasonable attorneys’ and accountants’ fees, costs, and expenses) arising out of any claim made or action instituted against any Company Releasee by any person or entity that claims to be the beneficiary of such assignment or transfer and to pay and satisfy any judgment resulting from any settlement of any such claim or action.

4.Company Release. The Company acknowledges full and complete satisfaction of and hereby releases and forever discharges Executive of and from any and all of the Company's claims, demands, and causes of action of whatever kind or nature whether known or unknown, suspected or unsuspected relating directly or indirectly to the Award and/or Void Awards. Notwithstanding the foregoing, the release set forth in

Exhibit 10.2

this paragraph (the “Company Release”) does not apply to any claims that the Company may have against Executive (A) to the extent Executive has committed willful misfeasance, bad faith, gross negligence or reckless disregard of his duties involved in the conduct of his duties to or for the Company; and (B) arising out of or relating, directly or indirectly, to matters that may not be released under applicable law.

5.Confidentiality. The parties agree that, except as otherwise required by law, they will use all reasonable efforts to maintain the confidentiality of the terms of this Agreement.

6.Mutual Representations. Executive and the Company each represents, warrants, and agrees as follows:

a. Each party has had the opportunity to consult with counsel of his or its choice regarding the meaning and legal effect of this Agreement, and regarding the advisability of making the agreements provided for herein, and fully understands the same;

b. Each party has the full right and power to enter into this Agreement, and the person executing this Agreement on behalf of such party has the full right and authority to enter into this Agreement on behalf of such party and the full right and authority to bind such party to the terms and obligations of this Agreement; and

c. Each party covenants not to sue the other on claims released by this Agreement.

7.Knowing and Voluntary Execution. Executive understands and agrees that he:

a.Carefully has read and fully understands all of the provisions of this Agreement;

b.Knowingly and voluntarily agrees to all of the terms set forth in this Agreement and to be bound by this Agreement;

c.Hereby is advised in writing to consult with an attorney of his choice prior to executing this Agreement;

d.Has had the opportunity and sufficient time to seek such legal advice;

e.Does not by entering this Agreement waive rights or claims that may arise after the date this Agreement is executed; and

f.Agrees that the consideration provided to him in exchange for his release is in addition to any consideration to which he may already be entitled.

Exhibit 10.2

8.Miscellaneous.

a.This Agreement is binding on each party hereto and, as applicable, his or its successors, heirs, assigns, executors and personal representatives.

b.This Agreement is be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflicts of laws provision thereof.

c.This Agreement may be executed in counterparts, each of which will considered an original and all of which together will be considered a single agreement.

d.If any provision of this Agreement is construed by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision will remain enforceable to the maximum extent permitted and the enforceability of the remaining provisions of this Agreement will not be affected thereby and this Agreement will be construed in all respects as if such invalid or unenforceable provisions had never been a part hereof.

e.This Agreement may not be amended or modified or any terms herein waived unless by in writing executed by each of the parties to be bound or affected thereby.

f.Each party acknowledges that he or it has had the opportunity to negotiate modifications to the language of this Agreement. Accordingly, each party agrees that in any dispute regarding the interpretation or construction of this Agreement, no presumption will operate in favor of or against any party by virtue of his or its role in drafting or not drafting the terms and conditions set forth herein.

g.Captions used herein are for convenience only and are not deemed to be a part of this Agreement or used to construe any of the provisions hereof.

h.The prevailing party in any action arising out of or relating to this Agreement will be entitled to recover his or its reasonable attorneys’ fees.

9.Effect of Prior Agreements. This Agreement, and any other agreements referred to herein, constitutes the sole and entire agreements and understandings between Executive and the Company with respect to the matters covered hereby and thereby, and there are no other promises, agreements, representations, warranties or other statements between Executive and the Company in respect of such matters not expressly set forth in these agreements. These agreements supersede all prior and contemporaneous agreements, understandings or other arrangements, whether written or oral, concerning the subject matter thereof.
* * * * *

Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have approved and executed this Agreement as of the date first set forth above.

AMERICAN CAPITAL, LTD.

By:    /s/ Samuel A. Flax                Date
Samuel A. Flax
Executive Vice President and
General Counsel

MALON WILKUS

/s/ Malon Wilkus                    Date

Exhibit 10.2

EXHIBIT A

Void Option Awards

Date of Granting Resolution	Plan Year of Original Award(s)	Number of Shares Under Void Options
April 28, 2011	2007	206,297
July 21, 2011	2008	460,733
October 20, 2011	2009	460,733
January 31, 2012	2009	460,733
April 27, 2012	2009	407,149
April 25, 2013	2009	350,002
	Total	2,345,647

Void PIP Awards

Date of Granting Resolution	Void PIP Shares
October 26, 2007	100,750